                                                                      EXHIBIT 12
                                 ASHLAND INC.
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                  AND EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                                 (In millions)

                                                                                                               Six Months Ended
                                                               Years Ended September 30                            March 31
                                             -------------------------------------------------------------  -----------------------
                                               1995         1996         1997        1998         1999        1999         2000
                                             ----------   ----------  -----------  ----------   ----------  ----------   ----------
EARNINGS
--------
Income (loss) from continuing operations     $     (2)    $    115    $    169     $    178     $    291     $     76    $     65
Income taxes                                        -           71         125          114          193           49          47
Interest expense                                  153          154         148          133          141           68          96
Interest portion of rental expense                 35           44          48           40           35           17          18
Amortization of deferred debt expense               1            1           1            1            1            -           1
Undistributed earnings of
    unconsolidated affiliates                      (1)          (3)         (6)         (62)         (11)           4         (20)
Amounts related to significant affiliates*
    Earnings (losses)                               7            7           7            -            -            -           -
    Dividends                                      (1)           -           -            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------

                                             $    192     $    389    $    492     $    404     $    650     $    214    $    207
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========


FIXED CHARGES
-------------
Interest expense                             $    153     $    154    $    148     $    133     $    141     $     68    $     96
Interest portion of rental expense                 35           44          48           40           35           17          18
Amortization of deferred debt expense               1            1           1            1            1            -           1
Capitalized interest                                -            -           1            -            -            -           -
Fixed charges of significant affiliates*            6            6           5            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------

                                             $    195     $    205    $    203     $    174     $    177     $     85    $    115
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========


COMBINED FIXED CHARGES AND PREFERRED STOCK
------------------------------------------
DIVIDENDS
---------
Preferred dividend requirements              $     19     $     19    $      9     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                  1.04         1.61        1.74            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------

Preferred dividends on a pretax basis              19           30          17            -            -            -           -
Fixed charges                                     195          205         203          174          177           85         115
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------

                                             $    214     $    235    $    220     $    174     $    177     $     85    $    115
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========


RATIO OF EARNINGS TO
FIXED CHARGES                                     ***         1.90        2.42         2.32         3.67         2.52        1.79

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
                                                 ****         1.66        2.24         2.32         3.67         2.52        1.79


* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.

***  Fixed charges exceeded earnings (as defined) by $3 million.

**** Combined fixed charges and preferred stock dividends exceeded earnings (as defined) by $22 million.